UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California		90025
(Address of Principal Executive Offices)		(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein:

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2012, the Board of Directors (the “Board”) of the Company increased the size of the Board from 11 to 12 directors and the Company entered into a Nomination and Standstill Agreement (the “Agreement”), dated December 21, 2012, by and among VA Partners I, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC, and Brandon B. Boze (collectively, the “ValueAct Group”). The ValueAct Group represented in the Agreement that as of December 21, 2012, it collectively owned an aggregate of 32.0 million shares, or approximately 9.72% of the outstanding common stock of the Company.

Pursuant to the Agreement, the Board appointed Mr. Boze to the Company’s Board, effective immediately, to serve until the Company’s 2013 annual meeting of shareholders, or annual meeting. The Company also agreed to nominate Mr. Boze for election to the Board at the Company’s 2013 annual meeting. In the event Mr. Boze resigns or is otherwise removed or his nomination for the 2013 annual meeting is withdrawn, the Company will work in good faith with the ValueAct Group to appoint a mutually acceptable replacement nominee who meets the Company’s historical standards and criteria, so long as the ValueAct Group then owns at least 7.5% of the outstanding common stock of the Company.

Mr. Boze has agreed, while serving as a member of the Board, to (i) meet all director independence and other standards of the Company, the New York Stock Exchange and the Securities and Exchange Commission, (ii) remain qualified to serve as a director under the Delaware General Corporation Law, (iii) comply with Company policies, procedures, standards and guidelines applicable to members of the Board and (iv) preserve the confidentiality of Company business and information, including discussions in Board or committee meetings.

The Company’s obligations under the Agreement will cease, and Mr. Boze (or his replacement) must offer to resign from the Board if the ValueAct Group ceases to beneficially own at least 7.5% of the Company’s common stock, a member of the ValueAct Group breaches the Agreement, or Mr. Boze (or his replacement) ceases to meet the requirements for Board service.

The Agreement terminates on the date that is the earliest of: (1) the date that is 10 days following the date that the Company materially breaches its nomination obligations under the Agreement; (2) the date that is three months after the date Mr. Boze (or his replacement) ceases to be a member of the Board and is not replaced; (3) the date of the 2014 annual meeting; and (4) if the Company does not include Mr. Boze (or his replacement) in its slate of nominees for the Company’s 2014 annual meeting of stockholders, the date Mr. Boze (or his replacement) ceases to be a member of the Board (the “Termination Date”).

During the term of the Agreement, the ValueAct Group agrees, subject to certain exceptions, that it shall not:

•	make, participate in or encourage any solicitation of proxies or consents;

•	deposit any securities of the Company in any voting trust or similar arrangement;

•	own in excess of 13.75% of the Company’s stock;

•	sell or transfer shares of the Company’s stock to any third party such that the third party would own more than 9.9% of the Company’s stock;

•

effect, propose, participate in or facilitate any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries;

•	engage in “short selling” or hedging transactions with respect to the Company’s stock;

•	call or seek to call any meeting of stockholders, including by written consent;

•	seek representation on the Board, except as set forth in the Agreement;

•	seek the removal of any member of the Board;

•	solicit consents from stockholders;

•	make a request for any stockholder list or other Company books and records;

•

act to control or to influence or act to seek control or influence the management, Board or policies of the Company (except that Mr. Boze or his replacement may act solely in his capacity as a director consistent with his fiduciary duties as a director);

•	take any action in support of or make any proposal or request that constitutes:

1.	advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board;

2.	any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company;

3.	any other material change in the Company’s management, business or corporate structure; or

4.	seeking to have the Company waive or make amendments or modifications to its Certificate of Incorporation or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person;

•	disparage the Company, its affiliates or any of its current or former officers or directors; or

•	encourage a third party to do any of the foregoing.

The Agreement contains certain other restrictions on activities by the ValueAct Group and certain of its affiliates and associates. Further, the ValueAct Group has agreed, subject to certain limited exceptions, to vote its shares in support of Company-nominated directors and otherwise in accordance with the recommendations of the Company’s Board at the 2013 annual meeting.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Boze has been a Vice President at ValueAct Capital since August 2005. Prior to joining ValueAct Capital, Mr. Boze worked at Lehman Brothers in a variety of positions within merchant banking, utilities investment banking and technology mergers and acquisitions. He previously served on the board of directors of Valeant Pharmaceuticals International. Mr. Boze bolds a B.E. from Vanderbilt University and is a CFA charterholder.

Mr. Boze will receive the standard compensation received by non-employee directors. This compensation arrangement was described in the Company’s definitive proxy statement on Schedule 14A filed on March 23, 2012 with the Securities and Exchange Commission.

A copy of our press release announcing the appointment of Mr. Boze to the Board is attached hereto as Exhibit 99.2.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	The text set forth above under Item 1.01 is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Nomination and Standstill Agreement between the Company and the ValueAct Group dated December 21, 2012.

99.2	Press Release announcing the election of Brandon B. Boze, dated December 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2012	CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer